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EXHIBIT 10(a)
                            TERM LOAN AGREEMENT

                         Dated as of June 26, 1996


     This Agreement is among TWENTY-ONE SOUTHEAST THIRD CORPORATION, a corporation formed under the laws of the State of Indiana (the "Borrower"), NATIONAL CITY BANCSHARES, INC., a corporation formed under the laws of the State of Indiana (the "Guarantor" and, together with the Borrower, collectively the "Obligors" and individually an "Obligor"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation (the "Lender"), with a banking office at 50 South LaSalle Street, Chicago, Illinois 60675.

                         SECTION 1.  THE TERM LOAN

     SECTION 1.1. THE COMMITMENT. Subject to the terms and conditions of this Agreement, the Lender agrees to make a single loan (the "Term Loan") to the Borrower on or before June 26, 1996 (on which date the Commitment, as hereinafter defined, shall terminate) in the amount of $15,000,000 (the "Commitment").

     SECTION 1.2. NOTICE AND DISBURSEMENT. The Borrower shall give the Lender written or telephonic notice of the borrowing of the Term Loan hereunder, which notice shall be delivered or communicated by telephone to the Lender by 10:00 a.m., Chicago time, at least two Banking Days before the date of the Term Loan and shall be effective only on receipt by the Lender.

     SECTION 1.3. TERM NOTE; AMORTIZATION. The Term Loan shall be evidenced by a promissory note (the "Term Note") substantially in the form of Exhibit A, with appropriate insertions, dated the date of the Term Loan, payable to the order of Lender, and in the original principal amount of the Term Loan; the Borrower shall execute and deliver the Term Note as a condition precedent to Lender's obligation to make the Term Loan. The Term Loan shall be payable in 72 consecutive, monthly principal installments, the first 71 installments being in the amount of $83,333.33 each and the 72nd installment being in the amount of $9,083,333.57, one installment being payable on the last Banking Day of each month commencing in June, 1997.

     SECTION 1.4. INTEREST. The Borrower agrees to pay interest on the unpaid principal amount of the Term Loan from time to time outstanding at 8.10% per annum, subject to the penultimate sentence of this Section 1.4. Accrued interest shall be payable on the last Banking Day of each month except as provided in the last sentence of this Section 1.4. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, including the date the Term Loan is made and excluding the date any principal thereof is paid or prepaid with respect to such principal. Any amount which is not paid when due under this Agreement or the Term Note shall bear interest for each day at the rate per annum which is the higher of (i) 8.10% or (ii) the sum of the Prime Rate for such day plus 2%. Interest accrued as provided in the preceding sentence shall be due on demand of the Lender from time to time.





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                   SECTION 2.  PAYMENTS AND PREPAYMENTS

     SECTION 2.1. PREPAYMENTS. The Borrower may prepay principal of the Term Loan in whole or in part from time to time on five Banking Days' notice to the Lender; provided, the Borrower shall indemnify the Lender for all losses (including but not limited to interest rate margin and any other losses of anticipated profits) and expenses incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Lender to make or maintain the Term Loan or any portion thereof which may be prepaid. Upon Lender's demand in writing specifying such losses and expenses the Borrower shall promptly pay them; the Lender's specification shall be deemed correct in the absence of manifest error. Any partial repayment or prepayment shall be in an amount of at least $1,000,000, and shall be applied to the unpaid installments of the Term Loan in the inverse order of maturity.

     SECTION 2.2. FUNDS. All payments of principal and interest shall be made in immediately available funds to the Lender at its banking office indicated above or as otherwise directed by the Lender.

                SECTION 3.  REPRESENTATIONS AND WARRANTIES

     To induce the Lender to make the Term Loan, each Obligor jointly and severally with the other Obligor represents and warrants to the Lender that:

     SECTION 3.1. ORGANIZATION. Such Obligor is existing and in good standing as a duly qualified and organized corporation under the laws of the State of Indiana. The Guarantor is a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and the Borrower is a wholly-owned subsidiary of the Guarantor. Each Subsidiary (as defined below) is existing and in good standing under the laws of its state or jurisdiction of formation, and each Obligor and each Subsidiary are duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse effect on the consolidated assets, condition or prospects of the Guarantor. Each Obligor and each Subsidiary have the power and authority to own their properties and to carry on their businesses as now being conducted.

     SECTION 3.2. AUTHORIZATION; NO CONFLICT; BINDING EFFECT. The execution, delivery and performance of this Agreement and all related documents and instruments: (a) are within such Obligor's powers; (b) have been authorized by all necessary corporate action; (c) have received any and all necessary governmental approval; and (d) do not and will not contravene or conflict with any provision of law or charter or by-laws of such Obligor or any agreement affecting such Obligor or its property. This Agreement is, and (in the case of the Borrower) the Term Note when executed and delivered will be, a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with their respective terms.

     SECTION 3.3. FINANCIAL STATEMENTS. The Guarantor has supplied copies of the following financial or other statements to the Lender:

     (a) The Guarantor's unaudited consolidated financial statements as at March 31, 1996;


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     (b)  The Guarantor's audited consolidated and consolidating financial statements as at December 31, 1995; and

     (c) A copy of the Guarantor's reports on forms FRY-9C and FRY-9LP for the quarter ending March 31, 1996.

Such statements have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and fairly present the consolidated financial condition of the Guarantor and its Subsidiaries as at such dates and the results of their operations for the respective periods then ended. Since the date of those financial statements, no material, adverse change in the business, condition, properties, assets, operations, or prospects of either Obligor or any Subsidiary has occurred of which the Lender has not been advised in writing before this Agreement was signed. There is no known contingent liability of either Obligor or any Subsidiary (excluding loan commitments, letters of credit, and other contingent liabilities incurred in the ordinary course of the banking business) which is material in amount and which is not reflected in such financial statements or of which the Lender has not been advised in writing before this Agreement was signed.

     SECTION 3.4. TAXES. Each Obligor and each Subsidiary have filed or caused to be filed all federal, state and local tax returns which, to the knowledge of such Obligor or Subsidiary, are required to be filed, and have paid or have caused to be paid all taxes as shown on such returns or on any assessment received by them, to the extent that such taxes have become due (except for current taxes not delinquent and taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been provided on the books of such Obligor or Subsidiary, and as to which no foreclosure, sale or similar proceedings have been commenced). Each Obligor and each Subsidiary have set up reserves which are adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

     SECTION 3.5. LIENS. None of the assets of either Obligor or any Subsidiary is subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest except: (a) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings; (b) for liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings, but not involving any deposits or loan or borrowed money or the deferred purchase price of property or services; (c) to the extent specifically shown in the financial statements referred to above; (d) for liens in favor of Lender; and (e) liens and security interests securing deposits of public funds, repurchase agreements, Federal funds purchased, trust assets, and other similar liens granted in the ordinary course of the banking business.

     SECTION 3.6. ADVERSE CONTRACTS. Neither of the Obligors nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction, nor is it subject to any judgment, decree or order of any court or governmental body, which may have a material and adverse effect on the consolidated business, assets, liabilities, financial condition, operations or business prospects of the Guarantor and its Subsidiaries taken as a whole or on the ability of such Obligor to perform its obligations under this Agreement or the Note.


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Neither of the Obligors nor any Subsidiary has, nor with reasonable diligence should have had, knowledge of or notice that it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any such agreement, instrument, restriction, judgment, decree or order.

     SECTION 3.7. REGULATION U. Neither Obligor is engaged principally in, nor is one of such Obligor's important activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereinafter in effect.

     SECTION 3.8. LITIGATION AND CONTINGENT LIABILITIES. No litigation (including derivative actions), arbitration proceedings or governmental proceedings are pending or threatened against either Obligor which would (singly or in the aggregate), if adversely determined, have a material and adverse effect on the financial condition, continued operations or prospects of such Obligor or any Subsidiary, except as and if set forth (including estimates of the dollar amounts involved) in a schedule furnished by such Obligor to Lender before this Agreement was signed.

     SECTION 3.9. FDIC INSURANCE. The deposits of each Subsidiary Bank are insured by the FDIC and no act has occurred which would adversely affect the status of such Subsidiary Bank as an FDIC insured bank.

     SECTION 3.10. INVESTIGATIONS. Neither of the Obligors nor any Subsidiary Bank is under investigation by, or is operating under the restrictions imposed by or agreed to in connection with, any regulatory authority.

     SECTION 3.11. SUBSIDIARIES. Attached hereto as Exhibit B is a correct and complete list of all Subsidiaries of the Guarantor.

                         SECTION 4.  COVENANTS.

     Until all obligations of the Obligors hereunder and under the Term Note are paid and fulfilled in full, each Obligor jointly and severally with each other Obligor agrees that it shall, and shall cause any Subsidiary to, comply with the following covenants, unless the Lender consents otherwise in writing:

     SECTION 4.1. EXISTENCE, MERGERS, ETC. Each Obligor and any Subsidiary shall preserve and maintain their corporate, partnership or joint venture (as applicable) existence, and will not liquidate, dissolve, or merge or consolidate with or into any other entity, or sell, lease, transfer or otherwise dispose of all or a substantial part of their assets other than in the ordinary course of business as now conducted, except that:

     (a) Any Subsidiary (other than the Borrower) may merge or consolidate with or into the Guarantor or any one or more wholly-owned Subsidiaries;

     (b) Any Subsidiary (other than the Borrower) may sell, lease, transfer or otherwise dispose of any of its assets to the Guarantor or one or more wholly-owned Subsidiaries;


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     (c)  The Borrower may merge or consolidate with or into the Guarantor or sell, lease, transfer or otherwise dispose of any of its assets to the Guarantor; and

     (d) The Guarantor or any Subsidiary (other than the Borrower) may merge with any other person, firm or coproration if (i) the Guarantor or such Subsidiary shall be the survivor of suchmerger, (ii) immediately prior to such merger and after giving effect thereto, no Event of Default or Unmatured Event of Default shall have occurred and be continuing, and (iii) at least 50% of the consolidated assets of the surviving entity shall have been assets of the Guarantor or such Subsidiary immediately prior to such merger.

 Each Obligor and any Subsidiary shall take all steps to become and remain duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of either Obligor.

     SECTION 4.2. REPORTS, CERTIFICATES AND OTHER INFORMATION. The Guarantor shall furnish (or cause to be furnished) to the Lender:

     (a) Interim Reports. Within 60 days after the end of each quarter of each fiscal year of the Guarantor, a copy of an unaudited financial statement of the Guarantor and its Subsidiaries prepared on a consolidated basis consistent with the consolidated financial statements of the Guarantor and its Subsidiaries referred to in
     Section 3.3(a), signed by an authorized officer of Borrower and consisting of at least: (i) a balance sheet as at the close of such quarter; and (ii) a statement of earnings and source and application of funds for such quarter and for the period from the beginning of such fiscal year to the close of such quarter.

     (b) Audit Report. Within 90 days after the end of each fiscal year of the Guarantor, a copy of an annual report of the Guarantor and its Subsidiaries prepared on a consolidating and consolidated basis and in conformity with generally accepted accounting principles applied on a basis consistent with the consolidating and consolidated financial statements of the Guarantor and its Subsidiaries referred to in
     Section 3.3(b), duly certified by independent certified public accountants of recognized standing satisfactory to Lender, accompanied by an opinion without significant qualification.

     (c) Certain Reports. Within 60 days after the end of each quarter of each fiscal year of the Guarantor, a copy of the Guarantor's reports on forms FRY-9C and FRY-9LP with respect to such quarter. If the foregoing reports do not state the amount of all loans made by such Subsidiary Bank that are 90 days or more past due (either principal or interest), in non-accrual status, or listed as "other restructured" or "other real-estate owned" in any reports to regulatory authorities, then the Guarantor shall furnish or cause such Subsidiary Bank to furnish Lender with a schedule of all such loans.

     (d) Certificates. Contemporaneously with the furnishing of a copy of each annual report and of each quarterly statement provided for in this Section, a certificate dated the date of such annual report or such quarterly statement and signed by either the President, the Chief Financial Officer or the Treasurer of the Guarantor, to the effect that no Event of Default or Unmatured Event of Default has occurred

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     and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing (except in the case of the certificate dated the date of the annual report) a computation of, and showing compliance with, any financial ratio or restriction contained in this Agreement.

     (e) Reports to SEC and to Shareholders. Copies of each filing and report made by the Guarantor or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission, except in respect of any single shareholder, and of each communication from the Guarantor or any Subsidiary to shareholders generally, promptly upon the filing or making thereof.

     (f) Notice of Default, Litigation and ERISA Matters. Immediately upon learning of the occurrence of any of the following, written notice describing the same and the steps being taken by Borrower or any Subsidiary affected in respect thereof: (i) the occurrence of an Event of Default or an Unmatured Event of Default; (ii) the institution of, or any adverse determination in, any litigation, arbitration or governmental proceeding which is material to the Guarantor or any Subsidiary on a consolidated basis; (iii) the occurrence of a reportable event under, or the institution of steps by the Guarantor or any Subsidiary to withdraw from, or the institution of any steps to terminate, any employee benefit plans as to which Guarantor or any of its Subsidiaries may have any liability and which may have a material adverse impact on the ability of the Guarantor to repay the Term Loan in full on a timely basis; or (iv) the issuance of any cease and desist order, memorandum of understanding, cancellation of insurance, or proposed disciplinary action from the FDIC or other regulatory entity.

     (g) Other Information. From time to time such other information, financial or otherwise, concerning either Obligor or any Subsidiary as Lender may reasonably request.

     SECTION 4.3. INSPECTION. Each Obligor and any Subsidiary shall permit the Lender and its agents at any time during normal business hours to inspect their properties and to inspect and make copies of their books and records.

     SECTION 4.4.  FINANCIAL REQUIREMENTS.

     (a) Net Worth. The Guarantor shall maintain at all times a minimum consolidated Tangible Net Worth equal to at least $100,000,000.

     (b) Total Debt and Guarantees to Net Worth. The sum of (i) the Guarantor's total indebtedness for borrowed money (specifically excluding the indebtedness for borrowed money of the Guarantor's Subsidiaries other than the Borrower) and (ii) the total amount of indebtedness and other obligations supported by the Guarantor in a manner referred to in Section 4.5(d) (including the guarantee of the Guarantor under this Agreement) shall not at any time exceed 50% of its Tangible Net Worth.

     (c) Return on Average Assets. The Guarantor's consolidated net income shall be at least 1% of its average assets, calculated on an annualized basis as at the last day of each fiscal quarter of the Guarantor.

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     (d)  Nonperforming Assets.  All assets of all Subsidiary Banks and other Subsidiaries classified as "non-performing" (which shall include all loans in non-accrual status, more than 90 days past due in principal or interest, restructured or renegotiated, or listed as "other restructured" or "other real estate owned") on the FDIC or other regulatory agency call report shall not exceed at any time 3% of the loans of the Guarantor and its Subsidiaries on a consolidated basis.

     (e) Loan Loss Reserves Ratio. Each Subsidiary Bank shall maintain at all times a ratio of loan loss reserves to non-performing loans of not less than 100%.

     (f) Tier 1 Capital. The Guarantor shall maintain on a consolidated basis at all times a ratio of Tier 1 Capital to average quarterly assets less non-qualified intangible assets of at least 8%. "Tier 1 Capital" shall be determined as provided under applicable regulations of the Board of Governors of the Federal Reserve System as in effect from time to time.

     (g) Total Debt to Net Worth. The Guarantor's total indebtedness for borrowed money (specifically excluding the indebtedness for borrowed money of the Guarantor's Subsidiaries other than the Borrower) shall not at any time exceed 35% of its Tangible Net Worth.

     SECTION 4.5. INDEBTEDNESS, LIENS, TAXES AND GUARANTEES. Each Obligor and any Subsidiary shall:

     (a) Indebtedness. Not incur, permit to remain outstanding, assume or in any way become committed for indebtedness in respect of borrowed money (specifically including but not limited to indebtedness in respect of money borrowed from financial institutions but excluding deposits), except: (i) indebtedness incurred by the Guarantor; (ii) indebtedness existing on the date of this Agreement shown on the financial statements referred to in Section 3.3(b); (iii) indebtedness of the Subsidiary Banks arising in the ordinary course of the banking business of the Subsidiary Banks, including borrowings of Fed funds and borrowings from Federal Home Loan Banks; and (iv) indebtedness of any Subsidiary arising in the ordinary course of its business.

     (b) Liens. Not create, suffer or permit to exist any lien or encumbrance of any kind or nature upon any of their assets now or hereafter owned or acquired (specifically including but not limited to the capital stock of any of the Subsidiary Banks), or acquire or agree to acquire any property or assets of any character under any conditional sale agreement or other title retention agreement, but this Section 4.5(a) shall not be deemed to prohibit: (i) liens existing on the date of this Agreement of which the Lender has been advised in writing before this Agreement was signed; (ii) liens of landlords, contractors, laborers or supplymen, tax liens, or liens securing performance or appeal bonds, or other similar liens or charges arising out of such Obligor's or Subsidiary's business, provided that tax liens are removed before related taxes become delinquent and other liens are promptly removed, in either case unless contested in good faith and by appropriate proceedings, and as to which adequate reserves shall have been established and no foreclosure, sale or similar proceedings have commenced; (iii) liens in favor of the Lender or its affiliates; (iv) liens on the assets of

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     any Subsidiary Bank arising in the ordinary course of the banking business of such Subsidiary Bank; and (v) liens securing obligations in an aggregate amount not exceeding $10,000,000 under leases of equipment (including leases with the Lender or any affiliate), determined by adding all monetary obligations under such leases during the entire term thereof.

     (c) Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon such Obligor or Subsidiary, upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies when due, except that no such tax, assessment, charge, levy or claim need be paid which is being contested in good faith by appropriate proceedings as to which adequate reserves shall have been established, and no foreclosure, sale or similar proceedings have commenced.

     (d) Guarantees. Not assume, guarantee, endorse or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or loan or any portion thereof any funds, assets, goods or services, or otherwise) with respect to the obligations of any other person or entity, except: (i) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, issuance of letters of credit or similar instruments or documents in the ordinary course of business; (ii) the guarantee of the Guarantor in this Agreement; and (iii) other guarantees by the Guarantor of indebtedness or other obligations of Subsidiaries in an aggrgate amount not exceeding at any time 15% of Tangible Net Worth.

     SECTION 4.6. INVESTMENTS AND LOANS. Neither of the Obligors nor any Subsidiary shall make any loan, advance, extension of credit or capital contribution to, or purchase or otherwise acquire for a consideration, evidences of indebtedness, capital stock or other securities of any legal entity, except that the Guarantor and any Subsidiary (other than the Borrower) may:

     (a) Purchase or otherwise acquire and own short-term money market items (specifically including but not limited to preferred stock mutual funds);

     (b) Invest, by way of purchase of securities or capital contributions, in the Subsidiary Banks or any other bank or banks, and upon the Guarantor's purchase or other acquisition of twenty-five percent (25%) or more of the stock of any bank, such bank shall thereupon become a "Subsidiary Bank" for all purposes under this Agreement;

     (c) Invest, by way of loan, advance, extension of credit (whether in the form of lease, conditional sales agreement, or otherwise), purchase of securities, capital contributions, or otherwise, in Subsidiaries other than banks or Subsidiary Banks; and

     (d) Make any investment permitted by Section 4.1 and applicable governmental laws and regulations.

Nothing in this Section 4.6 shall prohibit the Guarantor or any Subsidiary from making loans, advances, or other extensions of credit in the ordinary

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course of banking upon substantially the same terms as heretofore extended by them in such business or upon such terms as may at the time be customary in the banking business.

     SECTION 4.7. MAINTAIN OWNERSHIP. The Guarantor shall continue to own, directly or indirectly, the same (or greater) percentage of the stock and partnership, joint venture, or other equity interest in each Subsidiary that it held on the date of this Agreement, and no Subsidiary shall issue any additional stock or partnership, joint venture or other equity interests, options or warrants in respect thereof, or securities convertible into such securities or interests, other than to the Guarantor.

     SECTION 4.8. MAINTENANCE OF PROPERTIES. Each Obligor and any Subsidiary shall maintain, or cause to be maintained, in good repair, working order and condition, all their properties (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 4.9. INSURANCE. Each Obligor and any Subsidiary shall maintain insurance in responsible companies in such amounts and against such risks as is required by law and such other insurance, in such amount and against such hazards and liabilities, as is customarily maintained by bank holding companies and banks similarly situated. Each Subsidiary Bank shall have deposits insured by FDIC.

     SECTION 4.10.  USE OF PROCEEDS.

     (a) General. Neither of the Obligors nor any Subsidiary shall use or permit any proceeds of the Term Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended from time to time. If requested by the Lender, the Borrower and any Subsidiary will furnish to the Lender a statement in conformity with the requirements of Federal Reserve Form U-1. No part of the proceeds of the Term Loan will be used for any purpose which violates or is inconsistent with the provisions of Regulation U or X of the Board of Governors.

     (b) Construction and Other Financing. The Borrower shall use the proceeds of the Term Loan solely to (i) finance or refinance the construction of an office building which will contain offices of the Guarantor and/or one or more Subsidiaries of the Guarantor and which shall be located at 21 SE Third Street, Evansville, Indiana 47708, and
     (ii) for general corporate purposes or for loans or payment of dividends to the Guarantor.

     SECTION 4.11. CONTINUE TO BE WELL CAPITALIZED. The Guarantor and each Subsidiary shall at all times be at least "well capitalized" on a consolidated basis as defined by the Federal Deposit Insurance Corporation Improvement Act of 1991 and any regulations issued thereunder, as such statute or regulation may be amended or supplemented from time to time.




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     SECTION 4.12.  COMPLIANCE WITH LAW.  Each Obligor and each Subsidiary shall comply with all laws and regulations (whether federal, state or local and whether statutory, administrative, judicial or otherwise) and with every lawful governmental order or similar actions (whether administrative or judicial), specifically including but not limited to all requirements of the Bank Holding Company Act of 1956, as amended, and with the existing regulations of the Board of Governors of the Federal Reserve System relating to bank holding companies.

                     SECTION 5.  CONDITIONS OF LENDING

     SECTION 5.1. DOCUMENTATION; NO DEFAULT. The obligation of the Lender to make the Term Loan is subject to the following conditions precedent:

     (a) Initial Documentation. The Lender shall have received all of the following promptly upon the execution and delivery hereof, each duly executed and dated the date hereof or such other date as the Lender shall specify, in form and substance satisfactory to the Lender and its counsel, at the expense of the Borrower, and in such number of signed counterparts as the Lender may request (except for the Term Note, of which only the original shall be signed):

          (i) Term Note. The Term Note in the form of Exhibit A, with appropriate insertions;

          (ii) Resolutions; Certificates of Incumbency. A copy of a resolution of the Board of Directors of each Obligor authorizing or ratifying the execution, delivery and performance, respectively, of this Agreement, (in the case of the Borrower) the Term Note and the other documents provided for in this Agreement certified by an appropriate officer of such Obligor , together with a certificate of an appropriate officer of such Obligor, certifying the names of the officer(s) of such Obligor authorized to sign this Agreement, (in the case of the Borrower) the Term Note and the other documents provided for in this Agreement, together with a sample of the true signature of each such person (the Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein);

          (iii) Governing Documents. A copy of the articles of incorporation and by-laws of each Obligor, certified by an appropriate officer of such Obligor;

          (iv) Certificate of No Default. A certificate signed by an appropriate officer of each Obligor to the effect that: (A) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of the first Loan; and (B) the representations and warranties of such Obligor contained herein are true and correct as at the date of the Term Loan as though made on that date;

          (v) Opinion of Counsel to Obligors. An opinion of counsel to the Obligors to such effect as the Lender may require; and

          (vi) Miscellaneous. Such other documents and certificates as the Lender may reasonably request.

     (b) Representations and Warranties True. At the date of the Term Loan, the representations and warranties set forth herein shall be true and correct as of such date as though made on such date.

     (c) No Default. At the time of the Term Loan, and immediately after giving effect to the Term Loan, no Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time of the Term Loan, or would result from the making of the Term Loan.

                           SECTION 6.  GUARANTEE

     SECTION 6.1. GUARANTEE. The Guarantor hereby guarantees to the Lender and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all obligations of the Borrower under this Agreement, the Term Note and any agreement, document or instrument executed by the Borrower in connection therewith (collectively, the "Obligations"), in each case strictly in accordance with the terms thereof. The Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     SECTION 6.2. OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantor under Section 6.1 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the Term Note or any other agreement or instrument referred to therein, or any substitution, release or exchange of, or any other guarantee of or security for, any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.2 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Guarantor hereunder: (a) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived; (b) any of the acts mentioned in any of the provisions of this Agreement, the Term Note or any other agreement or instrument referred to therein shall be done or omitted; (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the Term Note or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations of the Guarantor or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or any lien or security interest granted to, or in favor of, the Lender as security for any of the Obligations shall fail to be perfected. The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever under this Section 6, and any requirement that the Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement, the Term Note or any other agreement or instrument referred to therein, or against any other person, corporation, firm or entity under any other guarantee of, or security for, any of the Obligations.

     SECTION 6.3. REINSTATEMENT. The obligations of the Guarantor under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Lender in connection with such rescission or restoration.

     SECTION 6.4. SUBROGATION. The Guarantor hereby agrees that until the payment and satisfaction in full of the Obligations and the termination of the Commitment of the Lender under this Agreement, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.1 hereof, whether by subrogation or otherwise, against the Borrower.

     SECTION 6.5. REMEDIES. The Guarantor agrees that, as between it and the Lender, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Section 7.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 7.2) for purposes of Section 6.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantor for the purposes of said Section 6.1.

     SECTION 6.6. CONTINUING GUARANTEE. The guarantee in this Section 6 is a continuing guarantee and shall apply to all Obligations whenever arising.

                            SECTION 7.  DEFAULT

     SECTION 7.1. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default":

     (a) Failure to pay, when and as due, any principal amounts payable hereunder; or failure to pay, when and as due, any interest or other amounts payable hereunder and such failure shall continue for five (5) Banking Days; or

     (b) Any default, event of default, or similar event shall occur or continue under any other instrument, document, note, agreement, or guaranty delivered to the Lender in connection with this Agreement, or any such instrument, document, note, agreement, or guaranty shall not be, or shall cease to be, enforceable in accordance with its terms; or

     (c) There shall occur any default or event of default, or any event or condition that might become such with notice or the passage of time or both, or any similar event, or any event that requires the prepayment of borrowed money in the aggregate amount of $50,000 or more or the acceleration of the maturity thereof, under the terms of any evidence of indebtedness or other agreement issued or assumed or entered into by either Obligor or any Subsidiary in the aggregate amount of $50,000 or more, or under the terms of any indenture, agreement, or instrument under which any such evidence of indebtedness in the aggregate amount of $50,000 or more or other agreement is issued, assumed, secured, or guaranteed, and such event shall continue beyond any applicable period of grace; or

     (d) Any representation, warranty, schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of either Obligor or any Subsidiary to the Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

     (e) Any guaranty of or pledge of collateral security for the Term Loan shall be repudiated or become unenforceable or incapable of performance; or

     (f) Either Obligor shall fail to comply with Section 4.l hereof; or failure to comply with or perform any agreement or covenant of either Obligor contained herein, which failure does not otherwise constitute an Event of Default, and such failure shall continue unremedied for ten (l0) days after notice thereof to Borrower by Lender; or

     (g) Any person or entity, or group of persons or entities or both acting in concert, presently not in control of the Guarantor shall obtain control directly or indirectly of the Guarantor, whether by purchase or gift of stock or assets, by contract, or otherwise; or

     (h) Any proceeding (judicial or administrative) shall be commenced against either Obligor or any Subsidiary, or with respect to any assets of either Obligor or, any Subsidiary, which shall threaten to have a material and adverse effect on the assets, condition or prospects of either Obligor or any Subsidiary; or final judgment(s) and/or settlement(s) in an aggregate amount in excess of ONE MILLION UNITED STATES DOLLARS ($1,000,000) in excess of insurance for which the insurer has confirmed coverage in writing, a copy of which writing has been furnished to the Lender, shall be entered or agreed to in any suit or action commenced against either Obligor or any Subsidiary; or

     (i) Any notice of a federal tax lien against either Obligor shall be filed with any public recorder; or

     (j) The FDIC or other regulatory entity shall issue or agree to enter into a letter agreement, memorandum of understanding, or a cease and desist order with or against either Obligor or any Subsidiary; or the FDIC or other regulatory entity shall issue or enter into an agreement, order, or take any similar action with or against either Obligor or such Subsidiary materially adverse to the business or operation of the Borrower or any Subsidiary; or

     (k) Any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against either Obligor, any Subsidiary; or Borrower, any Subsidiary or the Guarantor shall take any steps toward, or to authorize, such a proceeding; or

     (l) Either Obligor or any Subsidiary shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

     SECTION 7.2.  DEFAULT REMEDIES.

     (a) Upon the occurrence and during the continuance of any Event of Default specified in Section 7.l (a)-(j), the Lender at its option may declare the Term Note (principal, interest and other amounts) and any other amounts owed to the Lender immediately due and payable without notice or demand of any kind. Upon the occurrence of any Event of Default specified in Section 7.l (k)-(l), the Term Note (principal, interest and other amounts) and any other amounts owed to the Lender shall be immediately and automatically due and payable without action of any kind on the part of Lender. Upon the occurrence and during the continuance of any Event of Default, the Commitment shall immediately and automatically terminate without action of any kind on the part of the Lender, and the Lender may exercise any rights and remedies under this Agreement, the Term Note, any related document or instrument (including without limitation any pertaining to collateral), and at law or in equity.

     (b) The Lender may, by written notice to the Borrower, at any time and from time to time, waive any Event of Default or Unmatured Event of Default, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Lender and the Borrower shall be restored to their former position and rights hereunder, and any Event of Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any subsequent or other Event of Default or Unmatured Event of Default.
     No failure to exercise, and no delay in exercising, on the part of the Lender of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law.

                          SECTION 8. DEFINITIONS

     SECTION 8.1.  GENERAL.  As used herein:

     "Banking Day" means a day on which the Lender is open at its main office for the purpose of conducting a commercial banking business and is not authorized to close.

     "FDIC" means the Federal Deposit Insurance Corporation and any successor thereof.

     "Prime Rate" means that rate of interest announced from time to time by the Lender called its prime rate, which rate may not at any time be the lowest rate charged by Lender. Changes in the rate of interest resulting from a change in the Prime Rate shall take effect on the date set forth in each announcement of a change in the Prime Rate.

     "Subsidiary" means any corporation, partnership, joint venture, trust, or other legal entity of which the Guarantor now or hereafter owns directly or indirectly twenty-five percent (25%) or more of the outstanding voting stock or interest, or of which the Guarantor has effective control, by contract or otherwise. The term Subsidiary includes the Borrower and each Subsidiary Bank unless stated otherwise explicitly.

     "Subsidiary Bank" means each Subsidiary which is a bank.

     "Tangible Net Worth" shall mean at any date the total shareholders' equity (including all classes of capital stock, capital surplus, additional paid-in capital, retained earnings, contingencies, and capital reserves), minus the cost of common stock reacquired by the Guarantor and other capital accounts of the Guarantor at such date, minus goodwill, patents, trademarks, service marks, trade names, copyrights, and all intangible assets (including without limitation "core-deposit intangibles" and unidentifiable intangibles resulting from acquisitions) and all items that are treated as intangible assets under generally accepted accounting principles or that otherwise fit within the definition of "intangible assets" in the instructions for the call report of the FDIC, minus unrealized gains on "available for sale" securities, and plus unrealized losses on "available for sale" securities.

     "Unmatured Event of Default" means an event or condition which would become an Event of Default with notice or the passage of time or both.

     Except as and unless otherwise specifically provided herein, all accounting terms shall have the meanings given to them by generally accepted accounting principles and shall be applied and all reports required by this Agreement shall be prepared, in a manner consistent with the financial statements referred to above.

     SECTION 8.2. APPLICABILITY OF SUBSIDIARY REFERENCES. Terms hereof pertaining to any Subsidiary shall apply only during such times as Borrower has any Subsidiary.

                 SECTION 9.  NO INTEREST OVER LEGAL RATE.

     The Borrower does not intend or expect to pay, nor does the Lender intend or expect to charge, accept or collect any interest which, when added to any fee or other charge upon the principal which may legally be treated as interest, shall be in excess of the highest lawful rate. If acceleration, prepayment or any other charges upon the principal or any portion thereof, or any other circumstance, result in the computation or earning of interest in excess of the highest lawful rate, then any and all such excess is hereby waived and shall be applied against the remaining principal balance. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained herein or otherwise, no deposit of funds shall be required in connection herewith which will, when deducted from the principal amount outstanding hereunder, cause the rate of interest hereunder to exceed the highest lawful rate.

                        SECTION 10.  PAYMENTS, ETC.

     All payments hereunder shall be made in immediately available funds, and shall be applied first to accrued interest and then to principal; however, if an Event of Default occurs, Lender may, in its sole discretion, and in such order as it may choose, apply any payment to interest, principal and/or lawful charges and expenses then accrued. The Borrower shall receive immediate credit on payments received during the Lender's normal banking hours if made in cash, immediately available funds, or by debit to available balances in an account at the Lender; otherwise payments shall be credited after clearance through normal banking channels. The Borrower authorizes the Lender to charge any account of the Borrower maintained with the Lender for any amounts of principal, interest, taxes, duties, or other charges or amounts due or payable hereunder, with the amount of such payment subject to availability of collected balances in the Lender's discretion; unless the Borrower instructs otherwise, the Term Loan shall be credited to an account(s) of the Borrower with the Lender. All payments shall be made without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Agreement, the Term Note, the Term Loan or the proceeds, the Lender or the Borrower by any government or political subdivision thereof. The Borrower shall upon request of the Lender pay all such taxes, duties or other charges in addition to principal and interest, including without limitation all documentary stamp and intangible taxes, but excluding income taxes based solely on the Lender's income.

                           SECTION 11.  SETOFF.

     At any time and without notice of any kind, any account, deposit or other indebtedness owing by the Lender to either Obligor, and any securities or other property of either Obligor delivered to or left in the possession of the Lender or its nominee or bailee, may be set off against and applied in payment of any obligation hereunder, whether due or not.

                           SECTION 12.  NOTICES

     Except as otherwise provided herein, all notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed if to the Lender to its office indicated above (Attention: Division Head, Correspondent Services Division), and if to either Obligor to its address set forth below, or to such other address as may be hereafter designated in writing by the respective parties hereto or, as to either Obligor, may appear in Lender's records.

                        SECTION 13.  MISCELLANEOUS.

     This Agreement and any document or instrument executed in connection herewith shall be governed by and construed in accordance with the internal law of the State of Illinois, and shall be deemed to have been executed in the State of Illinois. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references to this Agreement. This Agreement shall bind each Obligor and its successors and assigns, and shall inure to the benefit of the Lender, its successors and assigns, except that neither Obligor may transfer or assign any of its rights or interest hereunder without the prior written consent of the Lender. The Lender may sell participations in this Agreement and the Term Loan and may provide to any actual or prospective participant any notices, documents, financial statements and other information concerning the Obligors or any Subsidiary that may be delivered to or obtained by the Lender from time to time. The Borrower agrees to pay upon demand all expenses (including without limitation attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of the Lender, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by the Lender or any holder hereof in connection with the enforcement or preservation of its rights hereunder or under any document or instrument executed in connection herewith. Except as otherwise specifically provided herein, each Obligor expressly and irrevocably waives presentment, protest, demand and notice of any kind in connection herewith. The Lender may, by written notice to the Borrower, at any time and from time to time, waive any Event of Default or Unmatured Event of Default, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Lender and the Obligors shall be restored to their former position and rights hereunder and under the Term Note, respectively, and any Event of Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any subsequent or other Event of Default or Unmatured Event of Default. No failure to exercise, and no delay in exercising, on the part of the Lender any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 14.  WAIVER OF JURY TRIAL, ETC.

     EACH OBLIGOR HEREBY IRREVOCABLY AGREES THAT, SUBJECT TO THE LENDER'S SOLE AND ABSOLUTE ELECTION, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS WITH RESPECT TO, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN OR JURISDICTION OVER COOK COUNTY, ILLINOIS. EACH OBLIGOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN OR HAVING JURISDICTION OVER SUCH COUNTY, AND HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO REQUEST OR DEMAND TRIAL BY JURY, TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT BY THE LENDER IN

ACCORDANCE WITH THIS PARAGRAPH, OR TO CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                              TWENTY-ONE SOUTHEAST
                              THIRD CORPORATION


                              By:  /s/  ROBERT A. KEIL
                                   Name:   Robert A. Keil
                                   Title:  President

                              Address for notices:
                              P.O. Box 868
                              Evansville, Indiana  47705-0868


                              NATIONAL CITY BANCSHARES, INC.


                              By:  /s/  JOHN D. LIPPERT
                                   Name:   John D. Lippert
                                   Title:  Chairman and CEO

                              Address for notices:
                              P.O. Box 868
                              Evansville, Indiana  47705-0868


                              THE NORTHERN TRUST COMPANY


                              By:  /s/  ALISA A. KAPLAN
                                   Name:   Alisa A. Kaplan
                                   Title:  Vice President

                              Address for notices:
                              50 South LaSalle Street
                              Chicago, Illinois  60675
                              Attention:  Division Head,
                                   Correspondent Banking Services

                                 EXHIBIT A

                                 TERM NOTE


$15,000,000                                       Chicago, Illinois
                                                      June 26, 1996

     FOR VALUE RECEIVED, TWENTY-ONE SOUTHEAST THIRD CORPORATION, a corporation formed under the laws of the State of Indiana ("Borrower"), promises to pay to the order of THE NORTHERN TRUST COMPANY, an Illinois banking corporation (hereafter, together with any subsequent holder hereof, called the "Lender"), at its main banking office at 50 South LaSalle Street, Chicago, Illinois 60675, or at such other place as the Lender may direct, the principal sum of FIFTEEN MILLION UNITED STATES DOLLARS ($15,000,000) (the "Loan"), payable in 72 consecutive, monthly principal installment(s) consisting of 71 installments of $83,333.33 each and a 72nd and final installment of all then remaining unpaid principal, one installment being payable on the last Banking Day (as defined in the Term Loan Agreement referred to below) of each month commencing in June, 1997; provided that, notwithstanding the foregoing, any and all remaining outstanding principal shall be due and payable in full on the last Banking Day in May, 2003, the scheduled maturity date of this Note.

     Borrower agrees to pay interest on the unpaid principal amount from time to time outstanding hereunder at 8.10% per annum. Interest shall be payable on the last Banking Day of each month.

     Payments of both principal and interest are to be made in immediately available funds in lawful money of the United States of America.

     This Note evidences indebtedness incurred under a Term Loan Agreement dated as of the date hereof executed by and among the Borrower, National City Bancshares, Inc., as Guarantor, and the Lender (and, if amended, restated or replaced, all amendments, restatements and replacements thereto or therefor, if any) (the "Term Loan Agreement"), to which Term Loan Agreement reference is hereby made for a statement of its terms and provisions, including without limitation those under which this Note may be paid prior to its due date or have its due date accelerated and provisions concerning the payment of interest on past-due amounts.

     This Note and any document or instrument executed in connection herewith shall be governed by and construed in accordance with the internal law of the State of Illinois, and shall be deemed to have been executed in the State of Illinois. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references to this Note. This Note shall bind the Borrower successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, except that the Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of the Lender. The Borrower agrees to pay upon demand all expenses (including without limitation attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of the Lender, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by the Lender or any holder hereof in connection with the enforcement or preservation of its rights hereunder or under any document or instrument executed in connection herewith. The Borrower expressly and irrevocably waives presentment, protest, demand and notice of any kind in connection herewith.

                              TWENTY-ONE SOUTHEAST
                              THIRD CORPORATION


                              By:  /s/  ROBERT A. KEIL
                                   Name:   Robert A.Keil
                                   Title:  President

EXHIBIT B
NATIONAL CITY BANCSHARES, INC. SUBSIDIARIES
6/19/96

THE BANK OF MITCHELL                   PIKE COUNTY BANK
602 W. Main Street                     8th and Main Streets
P.O. Box 308                           P.O. Box 308
Mitchell, IN  47446-0308               Petersburg, IN  47567-0308
(812) 849-4000                         (812) 354-8434
Bedford, Mitchell, Paoli               Petersburg, Spurgeon, Arthur
Randall Young, President & CEO         Max D. Elliott, President & CEO
FAX (M) (812) 849-6061                 FAX (812) 354-8440
FAX (B) (812) 275-3426
                                       THE STATE BANK OF WASHINGTON
THE FARMERS AND MERCHANTS BANK         300 E. Main Street
801 E. Mulberry Street                 P.O. Box 271
P.O. Box D                             Washington, IN  47501-0271
Fort Branch, IN  47648-0198            (812) 254-2320
(812) 753-3911                         Washington, Odon
John N. Clauss, President & CEO        Harvey W. Pinney, President & CEO
FAX (812) 753-3404                     FAX (812) 254-0209

FIRST KENTUCKY BANK                    WHITE COUNTY BANK
520 Adams Street                       215 E. Main Street
P.O. Box 307                           P.O. Box 100
Sturgis, KY  42459-0307                Carmi, IL  62821-0100
(502) 333-4101                         (618) 382-4114
Sturgis, Poole, Morganfield            R. Keith Hoskins, President & CEO
Garland Certain, President & CEO       FAX (618) 382-3116
FAX (502) 333-2036
                                       UNITED FEDERAL SAVINGS BANK
LINCOLNLAND BANK                       619 Main Street
5 N. Washington Street                 P.O. Box 1217
P.O. Box 218                           Vincennes, IN  47591
Dale, IN  47523-0218                   (812) 882-9310
(812) 937-4453                         Janice L. Beesley, President & CEO
Dale, Chrisney, Grandview,             FAX (812) 885-2628
Hatfield, Rockport
Wm. Stephen Schroer, President & CEO   NCBE LEASING CORP.
FAX (812) 700 937-3529                 227 Main Street
                                       P.O. Box 868
THE NATIONAL CITY BANK OF EVANSVILLE   Evansville, IN  47705-0868
227 Main Street                        (812) 464-9800
P.O. Box 868                           Charles J. Kelly, Jr., President & CEO
Evansville, IN  47705-0868             FAX (812) 464-9825
(812) 464-9800
Evansville, Newburgh                   UNIFED, INC.
Thomas L. Austerman, President         (Subsidiary of Pike County Bank)
Michael F. Elliott, Chairman & CEO     619 Main Street
FAX (812) 464-9825                     P.O. Box 1217
                                       Vincennes, IN  47591
THE PEOPLES NATIONAL BANK OF GRAYVILLE (812) 882-4766
119 S. Middle Street                   Janice L. Beesley, President
Grayville, IL  62844-1664              FAX (812) 885-2628
(618) 375-2261
Donald Kirkland, President & CEO
FAX (618) 375-7059


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